UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 25, 2018

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Financial Officer

On October 16, 2018, Zosano Pharma Corporation (the “Company”) announced that the Company entered into an employment agreement (the “Agreement”) dated September 25, 2018 with Greg Kitchener, age 47, in connection with the commencement of his employment with the Company as Chief Financial Officer (including as the Company’s Principal Financial Officer and Principal Accounting Officer), effective as of October 15, 2018 (the “Start Date”). Since August 2015, Mr. Kitchener has served as the Chief Financial Officer of BioPharmX Corporation, a pharmaceutical company. Prior to joining BioPharmX, from July 2008 to July 2015, Mr. Kitchener served in roles of increasing responsibility at Cepheid, Inc., a biotechnology company, including serving as Vice President of Finance from October 2011 to July 2015. Mr. Kitchener holds a B.A. from the University of California, Santa Cruz and an M.B.A. from Cornell University’s Johnson Graduate School of Management.

Pursuant to the terms of the Agreement, Mr. Kitchener will receive an annual base salary of $350,000. Mr. Kitchener is also eligible to receive a cash bonus annually, targeted at 40% of his annual base salary (pro-rated from the Start Date through the end of the 2018 calendar year), with the payment amount based upon performance as determined by the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board after consideration of a proposal from the Company’s Chief Executive Officer.

Additionally, the Company has agreed, subject to approval by the Board, that Mr. Kitchener will be granted an option to purchase 100,000 shares of the Company’s common stock (the “Initial Option”) with an exercise price equal to the closing price of the Company’s common stock on the date of grant. One-fourth of the shares subject to the Initial Option will vest on the first anniversary of the Start Date and 1/48th of the shares will vest on each monthly anniversary thereafter, subject to Mr. Kitchener continuing to provide services to the Company through each such vesting date. In addition, upon attainment of performance goal(s) to be established by the Board or the Compensation Committee of the Board, the Company has agreed to grant Mr. Kitchener an option to purchase 25,000 shares of the Company’s common stock (the “Performance Option”) with an exercise price equal to the closing price of the Company’s common stock on the date of grant. The shares subject to Mr. Kitchener’s Performance Option will vest on the first anniversary of the grant date and 1/48th of the shares will vest on each monthly anniversary thereafter, subject to Mr. Kitchener continuing to provide services to the Company through each such vesting date.

In addition, the Agreement provides that in the event of a termination of employment without cause or for good reason, subject to execution of an effective release, Mr. Kitchener will be entitled to receive his base salary for a period of six months and healthcare coverage for a period of up to six months. In addition, any stock options and other equity awards will accelerate as to 25% of any then unvested shares. In the event of a termination without cause or for good reason within one year following a change in control, subject to his execution of an effective release, Mr. Kitchener will be entitled to receive a lump sum severance payment equal to 12 months of base salary plus an amount equal to his bonus, if any, earned for the immediately preceding fiscal year (provided, that, the termination occurs in 2019, the amount tied to his bonus shall not reflect any pro-ration based on his partial employment during 2018) and healthcare coverage for a period of up to 12 months. In addition, any stock options and other equity awards will accelerate as to 100% of any then unvested shares. In the event of disability, the Company has also agreed to pay base salary and provide benefits, in each case, for up to 12 weeks during any period of 365 consecutive calendar days.

The foregoing description of the material terms of the Agreement is qualified in its entirety by the terms of the Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. The Company is filing this Current Report on Form 8-K in reliance upon the instruction to Item 5.02(c) of Form 8-K.

Amendments to Employment Agreements

On October 15 2018, the Company entered into amendments to the employment agreements (the “Amendments”) with Donald Kellerman, Pharm.D., who will continue to serve as Vice President of Clinical Development & Medical Affairs of the Company, and Hayley Lewis, who will continue to serve as Senior Vice President of Operations of the Company. Consistent with the terms set forth in the Agreement entered into with Mr. Kitchener , the Amendments (i) increase the executives’ target bonus opportunities to 40% of their base salaries effective for 2018; and (ii) provide that in the event of a termination without cause or for good reason within one year following a change in control, subject to his or her execution of an effective release, the officers are entitled to receive, in addition to a lump sum severance payment equal to 12 months of base salary, as contemplated by their existing employment agreements, an amount equal to their bonus, if any, earned for the immediately preceding fiscal year.

The foregoing description of the Amendments is qualified in its entirety by reference to the full text of the Amendments, which are attached to this Current Report on Form 8-K as Exhibit 10.2 and Exhibit 10.3 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated September 25, 2018 with Greg Kitchener.

10.2	Amendment Agreement dated October 15, 2018 with Donald Kellerman, Pharm.D.

10.3	Amendment Agreement dated October 15, 2018 with Hayley Lewis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOSANO PHARMA CORPORATION

Dated: October 15, 2018	By:	/s/ John Walker
	Name:	John Walker
	Title:	President and Chief Executive Officer